Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE SECOND QUARTER OF FISCAL 2013 AND
PROVIDES UPDATED FISCAL 2013 GUIDANCE

Melville, New York – March 7, 2013 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and six months ended January 31, 2013.

Net sales for the second quarter of fiscal 2013 were $74.6 million compared to $99.1 million for the second quarter of fiscal 2012. The period-over-period decrease in net sales is due to lower net sales in all three of its operating segments. GAAP net income was $2.4 million, or $0.14 per diluted share, for the second quarter of fiscal 2013 as compared to $5.8 million, or $0.27 per diluted share, for the second quarter of fiscal 2012.

Net sales for the six months ended January 31, 2013 were $165.5 million compared to $212.5 million for the six months ended January 31, 2012. GAAP net income was $9.8 million, or $0.51 per diluted share, for the six months ended January 31, 2013 as compared to $18.4 million, or $0.75 per diluted share, for the six months ended January 31, 2012.

The Company also provided updated fiscal 2013 guidance. Fiscal 2013 revenue is now expected to range from $320.0 million to $330.0 million and GAAP diluted earnings per share is now expected to be between $0.80 and $0.92. Adjusted EBITDA for fiscal 2013 is now expected to be in the range of $48.0 million to $52.0 million.

In commenting on the Company’s second quarter results and updated fiscal 2013 guidance, Fred Kornberg, President and Chief Executive Officer, noted, “Our second quarter results were impacted by a weak global economic environment and the U.S. government’s failure to resolve its budget issues. We believe these issues have resulted in increased uncertainty amongst our global customer base and we have adjusted our guidance accordingly.”

Mr. Kornberg added, “Although we are clearly experiencing significant headwinds from a variety of global economic issues, we continue to spend the research and development dollars necessary to maintain our leadership position during these difficult times and position us for growth as economic conditions improve and government funding frees up.”

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Selected Fiscal 2013 Second Quarter Financial Metrics and Other Items

•	Backlog as of January 31, 2013 was $126.4 million compared to $133.3 million as of October 31, 2012.

•
Total bookings for the three and six months ended January 31, 2013 were $67.7 million and $138.0 million, respectively, compared to $98.4 million and $193.8 million for the three and six months ended January 31, 2012, respectively.

•
The Company’s second quarter results for fiscal 2013 include a pre-tax benefit of $0.9 million related to a change in fair value of the earn-out liability associated with the Company’s acquisition of Stampede Technologies, Inc. and also includes a reversal of previously accrued costs of $0.2 million associated with its restructuring plan to wind-down the microsatellite product line of the Company’s mobile data communications segment.

•
Adjusted EBITDA was $10.1 million and $28.6 million for the three and six months ended January 31, 2013, respectively, as compared to $15.7 million and $39.2 million for the three and six months ended January 31, 2012. Adjusted EBITDA is a Non-GAAP financial measure and is defined in the below table.

•
The Company’s effective income tax rate for the three months ended January 31, 2013 was 44.1%, which reflects a net discrete tax expense of approximately $0.4 million, of which $0.7 million relates to the establishment of a valuation allowance on certain deferred tax assets of one of its foreign subsidiaries, offset, in part, by a $0.3 million discrete tax benefit related to the passage of legislation that included the retroactive extension of the federal research and experimentation credit from December 31, 2011 to December 31, 2013. The Company’s effective income tax rate for the twelve months ending July 31, 2013 is expected to approximate 35.5%, excluding discrete tax adjustments.

•
During the three months ended January 31, 2013, the Company paid $9.6 million of cash dividends to its stockholders and repurchased 397,798 shares of its common stock at an aggregate cost of approximately $10.5 million (including transaction costs).

•
At January 31, 2013, the Company had $352.9 million of cash and cash equivalents which does not reflect the subsequent repurchase of an additional 214,194 shares of the Company’s common stock for an aggregate cost of approximately $5.7 million (including transaction costs) from February 1, 2013 through March 6, 2013. Since establishing the Company’s first repurchase program on September 23, 2010, the Company has repurchased a total of 11,965,114 shares of common stock for approximately $355.2 million (including transaction costs). The Company can make additional repurchases of up to $45.1 million pursuant to its existing $50.0 million repurchase program.

•
Additional information about the Company’s updated fiscal 2013 guidance is contained in the Company’s second quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Friday, March 8, 2013. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 952-1906 (domestic), or (785) 424-1825 (international) and using the conference I.D. of “Comtech.”  A replay of the conference call will be available for seven days by dialing (800) 283-8520 or (402) 220-0870. In addition, an updated investor presentation, including earnings guidance, is available on the Company’s web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; frequent new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; risks associated with the Company’s legal proceedings and other matters; risks associated with certain U.S. government investigations; risks associated with the Company’s BFT-1 contracts, including its ongoing negotiations with the U.S. Army regarding pricing for the engineering services, program management and satellite network operations, and the post-award audit of its original BFT-1 contract; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2013	2012	2013	2012

Net sales	$74,577,000	99,141,000	165,530,000	212,502,000
Cost of sales	42,337,000	57,725,000	91,487,000	119,806,000
Gross profit	32,240,000	41,416,000	74,043,000	92,696,000

Expenses:
Selling, general and administrative	15,433,000	19,626,000	32,243,000	43,744,000
Research and development	9,278,000	9,444,000	19,327,000	19,128,000
Amortization of intangibles	1,582,000	1,692,000	3,164,000	3,411,000
	26,293,000	30,762,000	54,734,000	66,283,000

Operating income	5,947,000	10,654,000	19,309,000	26,413,000

Other expenses (income):
Interest expense	2,030,000	2,183,000	4,141,000	4,329,000
Interest income and other	(315,000)	(434,000)	(591,000)	(930,000)

Income before provision for income taxes	4,232,000	8,905,000	15,759,000	23,014,000
Provision for income taxes	1,867,000	3,084,000	5,959,000	4,592,000

Net income	$2,365,000	5,821,000	9,800,000	18,422,000

Net income per share:
Basic	$0.14	0.29	0.57	0.85
Diluted	$0.14	0.27	0.51	0.75

Weighted average number of common shares outstanding – basic	17,300,000	20,087,000	17,340,000	21,672,000

Weighted average number of common and common equivalent shares outstanding – diluted	17,401,000	26,056,000	23,394,000	27,588,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.275	0.275	0.55	0.55

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	January 31, 2013	July 31, 2012
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$352,927,000	367,894,000
Accounts receivable, net	42,236,000	56,242,000
Inventories, net	70,156,000	72,361,000
Prepaid expenses and other current assets	11,541,000	8,196,000
Deferred tax asset, net	10,877,000	12,183,000
Total current assets	487,737,000	516,876,000

Property, plant and equipment, net	21,238,000	22,832,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	35,669,000	38,833,000
Deferred tax asset, net, non-current	-	438,000
Deferred financing costs, net	1,806,000	2,487,000
Other assets, net	943,000	958,000
Total assets	$684,747,000	719,778,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,068,000	20,967,000
Accrued expenses and other current liabilities	30,818,000	40,870,000
Dividends payable	-	4,773,000
Customer advances and deposits	10,530,000	14,516,000
Interest payable	1,529,000	1,529,000
Total current liabilities	56,945,000	82,655,000

Convertible senior notes	200,000,000	200,000,000
Other liabilities	3,811,000	5,098,000
Income taxes payable	3,074,000	2,624,000
Deferred tax liability, net	2,240,000	-
Total liabilities	266,070,000	290,377,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 28,978,701 shares and 28,931,679 shares at January 31, 2013 and July 31, 2012, respectively	2,898,000	2,893,000
Additional paid-in capital	360,968,000	361,458,000
Retained earnings	404,465,000	404,227,000
	768,331,000	768,578,000
Less:
Treasury stock, at cost (11,961,857 shares and 11,564,059 shares at January 31, 2013 and July 31, 2012, respectively)	(349,654,000)	(339,177,000)
Total stockholders’ equity	418,677,000	429,401,000
Total liabilities and stockholders’ equity	$684,747,000	719,778,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2013	2012	2013	2012

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$2,365,000	5,821,000	9,800,000	18,422,000
Income taxes	1,867,000	3,084,000	5,959,000	4,592,000
Net interest expense and other	1,715,000	1,749,000	3,550,000	3,399,000
Amortization of stock-based compensation	806,000	1,036,000	1,551,000	1,909,000
Depreciation and other amortization	3,576,000	4,053,000	7,183,000	8,192,000
Restructuring charges related to the wind-down of microsatellite product line	(253,000)	-	569,000	-
Costs related to withdrawn fiscal 2011 contested proxy solicitation	-	-	-	2,638,000
Adjusted EBITDA	$10,076,000	15,743,000	28,612,000	39,152,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation and restructuring charges related to the wind-down of the microsatellite product line of the Company’s mobile data communications segment and costs related to a withdrawn fiscal 2011 contested proxy solicitation. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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